Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated April 10, 2013 with respect to the consolidated financial statements incorporated by reference in this Registration Statement on Form S-3. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports, and to the use of our name as it appears under the caption "Expert."

/s/ Samyn & Martin, LLC
Samyn & Martin, LLC (formerly Weaver Martin & Samyn, LLC)
Certified Public Accountants

Kansas City, Missouri

September 30, 2014